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                                                                    Exhibit 2.1




AMENDMENT TO RECOMMENDED OFFER BY SUN HYDRAULICS INCORPORATED, A DELAWARE CORPORATION ("SHI"), TO ACQUIRE THE WHOLE OF THE ISSUED SHARE CAPITAL OF SUN HYDRAULIK HOLDINGS LIMITED ("HOLDINGS").

WHEREAS, on November 13, 1996, SHI made a written offer to all of the holders of the ordinary shares of L.4.75 each and L.1 each to acquire such shares in exchange for its shares of common stock and cash;

WHEREAS, it was anticipated that SHI would also acquire all of the issued and outstanding shares of common stock of Sun Hydraulics Corporation, a Florida corporation ("SHC"), pursuant to a Plan of Share Exchange and immediately thereafter consummate an initial public offering of 2,000,000 shares of SHI common stock;

WHEREAS, SHI has been prevented from carrying out the foregoing plans due to regulatory impediments in the United States and, therefore, the Boards of Directors of SHI, SHC and Holdings have agreed to restructure the proposed business combination of SHC and Holdings as an acquisition of the outstanding shares of Holdings directly by SHC in exchange for SHC common stock and cash, instead of by SHI for its common stock and cash, to be followed by an initial public offering of SHC stock by SHC;

WHEREAS, SHI has assigned its rights under the Recommended Offer by SHI, dated November 13, 1996, to SHC; and

WHEREAS, SHC has extended the Acceptance Time and Date until January 7, 1997, in order to give the shareholders of Holdings notice of the foregoing and an ability to withdraw their acceptance of the Offer, if they so desire;

NOW, THEREFORE, the Offer is varied and amended to read as follows:


The terms of this Offer are recommended by all the directors of Holdings.

All acceptances of this Offer must be received by 4:00 p.m. on January 7, 1997. The procedure for acceptance is set out in clause C.5.


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                                    CONTENTS

A.       DEFINITIONS
B.       OFFER
C.       CONDITIONS AND DETAILS OF OFFER
D.       OTHER INFORMATION
E.       DOCUMENTS ACCOMPANYING THE OFFER
F.       DOCUMENTS AVAILABLE FOR INSPECTION
ANNEX  -  FORM OF ACCEPTANCE


A.       DEFINITIONS

A.1 "SHC" means Sun Hydraulics Corporation, a Florida corporation, having its registered office at c/o Gregory C. Yadley, 101 E. Kennedy Boulevard, Suite 2800, Tampa, Florida 33602 (which is the offeror for the purpose of the Offer).

A.2 "Holdings" means Sun Hydraulik Holdings Limited (No. 2537433), a company duly incorporated under the laws of England and Wales having its registered office at the offices of Messrs. Taco van Tijn, 71-73 Carter Lane, London EC4V 5EQ.

A.3 "the Offer" means the Recommended Offer of SHI, as assigned to SHC, as amended by and restated in this document.

A.4 "the Sale Shares" means the 320,315 ordinary shares of L.4.75 each and 2 ordinary shares of L.1 each in the capital of Holdings with all rights attaching to them including all dividends and other distributions made after the date of this document.

A.5 "SHC Shares" means shares of the common stock, par value $.001 per share, of SHC.

A.6      "the Companies Act" means the Companies Act of 1985 of the United
Kingdom.

A.7      "the Date of the Offer" means November 13, 1996.

A.8 "the Acceptance Time and Date" means 4:00 p.m. on January 7, 1997, or such later date or dates as SHC from time to time decides and gives notice to Holdings' shareholders.






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B.       OFFER

From:                     Sun Hydraulics Corporation ("SHC"), as
                          assignee of Sun Hydraulics Incorporated
                          1500 West University Parkway
                          Sarasota, FL  34243

Directors:                Arthur B. Bodley
                          Robert E. Koski
                          James G. March
                          Clyde G. Nixon
                          Curtis J. Timm
                          Taco van Tijn
                          David N. Wormley

To: each of the shareholders of ordinary shares of L.4.75 and L.1 each respectively in the capital of Holdings.

B.1      Date of the Offer

November 13, 1996, being the date on which the Recommended Offer of SHI was issued to the shareholders of Holdings.

B.2      Offer

SHC, as assignee of SHI, offers to buy the whole of the issued share capital of Holdings on the terms set forth in this document.

B.3      Consideration

1.17013042 SHC Shares and US$0.16 for every one ordinary share of L.4.75 or L.1 par value in the capital of Holdings.

B.4      Acceptance

The Offer is open for acceptance until the Acceptance Time and Date but will lapse under clause C.2 of this document if the conditions mentioned in that clause are not duly satisfied.

Acceptances, including acceptances already sent to SHI, may be revoked and withdrawn by written notice to SHC at any time prior to the Acceptance Time and Date.





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B.5      Conditions of Offer

The Offer is subject to the terms and conditions contained in the whole of this document and the forms of acceptance and transfer and the instructions to them.

C.       CONDITIONS AND DETAILS OF OFFER

C.1      Title of Sale Shares

The Sale Shares are to be transferred free from all liens, charges, equities and encumbrances. Signature and delivery of the enclosed form of acceptance will constitute a warranty by the accepting shareholder to that effect in respect of the Sale Shares for which the Offer is accepted.

C.2      Offer Conditional on Acceptances and Approval

C.2.1 This Offer is conditional on valid acceptances being received by SHC at or before the Acceptance Time and Date in respect of 90% of the Sale Shares but the Offer will not become unconditional unless SHC has acquired or agreed to acquire pursuant to the Offer

         C.2.1.1.  shares carrying more than 90% of the voting rights then exercisable in general meetings of Holdings; and

         C.2.1.2.  shares carrying more than 90% of the votes attributable to the equity share capital of Holdings.

C.3      Lapse of Offer

The Offer will lapse if the acceptances and approval conditions in clause C.2 above fail to be satisfied by the respective dates mentioned in clause C.2.

C.4      Announcement

         SHC shall give notice to the shareholders of the acceptance of shares but failure to give such notice shall not cause the Offer or the acceptances of shares to be ineffective.

C.5      Procedure for acceptance of Offer

C.5.1 Shareholders who wish to accept the Offer must do so by completing and signing the enclosed form of acceptance and transfer in accordance with the instructions on it. Shareholders who have already completed and returned to SHI a form of acceptance and transfer need not complete an additional form. All forms received by SHI have been





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         delivered to SHC in connection with the assignment by SHI of all of its rights under the Offer to SHC.

C.5.2 For shareholders who have not already completed and returned a form of acceptance and transfer, completed forms (together with share certificates) for the number of shares in respect of which a shareholder wishes to accept the Offer should be returned to SHC at 1500 West University Parkway, Sarasota, FL 34243, to arrive not later than the Acceptance Time and Date.


C.6      Settlement

If the Offer becomes unconditional and the forms of acceptance and transfer are completely satisfactory and in order, then share certificates for the appropriate number of SHC Shares and the appropriate cash consideration will be sent to shareholders by first-class prepaid post at their risk within 10 days of the Offer becoming unconditional.

D.       OTHER INFORMATION

D.1      Basis for offer

The purpose of SHC's offer to acquire the Sale Shares is to effect a reorganization whereby Holdings will become a wholly-owned subsidiary of SHC and the existing shareholders of Holdings will receive SHC Shares and cash in exchange for their Holdings shares.

The exchange ratio for SHC's offer to acquire the Sale Shares is based on the relative fair market values of Holdings and SHC, as determined by Sheldrick, McGehee & Kohler in valuation reports prepared with respect to the entities (the "Appraisals"). The Appraisals, conducted by Sheldrick, McGehee & Kohler with respect to SHC, Holdings and Suninco, Inc. ("Suninco") as of December 31, 1995, were delivered on May 22, 1996. Suninco was merged with and into SHC as of June 28, 1996. In that transaction, the former Suninco shareholders received newly issued SHC Shares using an exchange ratio based on the relative fair market values of SHC and Suninco, as determined by the Appraisals. Using those same relative values, SHC (following the Suninco merger) represented approximately 91% of the combined value of SHC and Holdings, and Holdings represented the remaining approximately 9%. SHC currently has a total of 366,043 shares issued and outstanding; however, immediately prior to the consummation of the Offer, SHC will effect a stock split of the outstanding SHC Shares, resulting in a total of 3,625,190 SHC Shares being issued and outstanding. Assuming all of the Sale Shares are tendered pursuant to the Offer and acquired by SHC, SHC will issue a total of 374,810 SHC Shares in exchange therefor, and will thereafter have a total of 4,000,000 shares issued and outstanding. SHC also has filed a registration statement with the Securities and Exchange Commission for the public sale of an additional 2,000,000 SHC Shares (2,300,000 shares if the "over-allotment option"





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granted to the underwriters is exercised) immediately following the consummation of the Offer (the "Sun IPO").

D.2      Compulsory acquisition of shares

If the Offer is accepted in respect of 90% of the Sale Shares and becomes unconditional under subparagraph C.2.2 above, SHC reserves the right to exercise its rights to compulsorily acquire the remainder of the Sale Shares under the Companies Act, Part XIII A.

D.3      Fractional shares

No fractional shares, nor certificates therefor, shall be issued by SHC. The issuance of SHC Shares shall be in whole number nonfractional shares. Any fractional interests resulting from the acceptance of the Offer shall be rounded up or down to the nearest whole number of shares.

D.4      United States Income Tax Treatment

Section 367(b) of the United States Internal Revenue Code of 1986, as amended (the "Code"), imposes a "toll charge" on the transfer of stock in a foreign corporation to a United States person that would otherwise qualify for tax free treatment under Code Section 368. SHC believes that the acquisition of the Sale Shares pursuant to the Offer will qualify for tax free treatment under Code Section 351 rather than Code Section 368. Therefore, shareholders of Holdings should be taxed only to the extent of the cash consideration received by them pursuant to the Offer and not on receipt of SHC Shares. This issue, however, is not completely free from doubt. Neither SHC nor Holdings has obtained a ruling from the United States Internal Revenue Service or an opinion of counsel regarding this issue. Accordingly, each shareholder is advised to consult his or her own tax adviser.

D.4      Restrictions on Resale of SHC Shares

SHC Shares issued to the shareholders of Holdings will be "restricted securities" under the United States Securities Act of 1933, as amended (the "Securities Act"), and may be sold only in the United States pursuant to an effective registration statement under the Securities Act or an applicable exemption from the registration requirements of the Securities Act. Pursuant to the exemption provided by Rule 144 under the Securities Act (as presently in effect), such SHC Shares may be sold after January 1999, in accordance with the volume limitations and manner of sale provisions set forth in Rule 144. See "Shares Eligible For Future Sale" in the Preliminary Prospectus for the Sun IPO for a more complete discussion of the SHC Shares to be outstanding after consummation of the Sun IPO and a discussion of the provisions of Rule 144.





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E.       DOCUMENTS ACCOMPANYING THE OFFER

Preliminary Prospectus dated December __, 1996, describing SHC and its business (prepared on the assumptions that (i) this Offer is accepted by the holders of 100% of the Sale Shares, and (ii) the Sun IPO are completed in accordance with their respective terms).

F.       DOCUMENTS AVAILABLE FOR INSPECTION

     1. Valuation Reports of Sun Hydraulics Corporation, Sun Hydraulik Holdings Limited and Suninco, Inc., prepared by Sheldrick, McGehee & Kohler as of December 31, 1995, and delivered May 22, 1996.

     2. Form of Underwriting Agreement between Sun Hydraulics Corporation and its Underwriters for the initial public offering of common stock.

     3. Amended and Restated Articles of Incorporation of Sun Hydraulics Corporation.

     4.       Bylaws of Sun Hydraulics Corporation.

     5. Revolving Credit Agreement, dated March 9, 1992, between Sun Hydraulics Corporation and Northern Trust Bank of
              Florida/Sarasota, N.A.

     6. Modification Agreement, dated March 25, 1993, amending Revolving Credit Agreement dated March 9, 1992, between Sun Hydraulics Corporation and Northern Trust Bank of Florida, N.A.

     7. Second Modification to Revolving Credit Agreement, dated May __, 1995, between Sun Hydraulics Corporation and Northern Trust Bank of Florida, N.A.

     8. Revolving Line of Credit Renewal Note, dated May __, 1995, in the amount of $1,700,000.00 given by Sun Hydraulics Corporation to Northern Trust Bank of Florida, N.A.

     9. Mortgage and Security Agreement, dated January 9, 1992, between Suninco, Inc., Sun Hydraulics Corporation, and Northern Trust Bank of Florida, N.A.

    10. Loan Agreement, dated March 29, 1996, between Suninco, Inc., Sun Hydraulics Corporation, and Northern Trust Bank of Florida, N.A.

    11. Security Agreement, dated March 29, 1996, between Suninco, Inc., Sun Hydraulics Corporation, and Northern Trust Bank of Florida, N.A.

    12. Modification and Additional Advance Agreement, dated March 29, 1996, between Suninco, Inc. and Northern Trust Bank of Florida, N.A.

    13. Consolidated Note, dated March 29, 1996, in the amount of $2,475,000.00, given by Suninco, Inc. to Northern Trust Bank of Florida, N.A.




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    14.       Loan Agreement, dated May 20, 1996, between Sun Hydraulics
              Corporation and Northern Trust Bank of Florida, N.A.

    15. Security Agreement, dated May 20, 1996, between Sun Hydraulics Corporation and Northern Trust Bank of Florida, N.A.

    16. Consolidated Note, dated May 20, 1996, in the amount of $3,063,157.00, given by Sun Hydraulics Corporation to Northern Trust Bank of Florida, N.A.

    17. Loan Agreement, dated June 14, 1996, between Sun Hydraulics Corporation, Suninco Inc., and Northern Trust Bank of Florida, N.A.

    18. Mortgage, dated June 14, 1996, between Sun Hydraulics Corporation, Suninco Inc., and Northern Trust Bank of Florida, N.A.

    19. Security Agreement, dated June 14, 1996, between Sun Hydraulics Corporation and Northern Trust Bank of Florida, N.A.

    20. Promissory Note, dated June 14, 1996, in the amount of $6,187,000.00, given by Sun Hydraulics Corporation and Suninco, Inc. to Northern Trust Bank of Florida, N.A.

    21. Revolving Loan Facility letter agreement, dated July 30, 1996, in the amount of L.800,000, between Sun Hydraulics Ltd. and Lloyds Bank Plc.

    22. Overdraft and Other Facilities letter agreement, dated June 7, 1996, in an amount not to exceed L.250,000, between Sun Hydraulics Ltd. and Lloyds Bank Plc.

    23. Mortgage, dated April 11, 1996, between Sun Hydraulik GmbH and Dresdner Bank.

    24. Specimen of the Stock Certificate for shares of common stock of Sun Hydraulics Corporation

    25.       1996 Sun Hydraulics Corporation Stock Option Plan.

    26. Form of Indemnification Agreement for Officers and Directors of Sun Hydraulics Corporation.






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G.       DELIVERY OF OFFER

This amended Offer is made as of this 17th day of December, 1996.


                                        Sun Hydraulics Corporation



                                        By: /s/ Clyde G. Nixon
                                           --------------------
                                           Clyde G. Nixon,
                                           President and Chief
                                           Executive Officer






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ANNEX

                               FORM OF ACCEPTANCE


To:      The Directors
         Sun Hydraulics Corporation
         1500 West University Parkway
         Sarasota, FL 34243


I hereby accept your Offer dated November 13, 1996, as amended on December 17, 1996, for the purchase of my shares in the capital of Sun Hydraulik Holdings Limited on the terms and conditions therein stated. I accordingly enclose a signed stock transfer form and relative share certificate for my shares. If the Offer becomes unconditional, please forward to me my certificate for the consideration shares of common stock in the capital of your company and cash in the amount of $0.16 for each of my Sun Hydraulik Holdings Limited shares acquired.


Dated _____________, 1996



Signed:
                 .....................................
                 Signature of shareholder



Enclosed:        Signed stock transfer form
                 Share certificate






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